UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2006

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 24, 2006, the Board of Directors of Rewards Network Inc. adopted the 2006 Incentive Compensation Plan, pursuant to which members of the Corporation’s management, including the executive officers, are eligible to receive a cash bonus for 2006 based on individual performance and adjusted based on the Corporation’s financial performance in 2006. The Corporation will determine a base bonus award based on individual performance during 2006 for each individual participating in the 2006 Incentive Compensation Plan. The base bonus award will be adjusted in a range of 0% - 200% based on the Corporation’s 2006 earnings before income, taxes, depreciation and amortization, excluding unusual and non-recurring gains and losses (“EBITDA”), as compared to a target EBITDA determined by the Corporation.

This summary is qualified in its entirety by reference to the 2006 Incentive Compensation Plan, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Rewards Network Inc. 2006 Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: January 25, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Rewards Network Inc. 2006 Incentive Compensation Plan.